UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2010

TELENAV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34720	77-0521800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1130 Kifer Road

Sunnyvale, California 94086

(Address of principal executive offices) (Zip code)

(408) 245-3800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 20, 2010, TeleNav, Inc. (the “Company”) announced that it had entered into amendments to its Sprint Master Application and Services Agreement dated January 30, 2009, as amended (the “Sprint Agreement”), with Sprint United Management Company (“Sprint”) and its License Agreement dated July 1, 2009, as amended (the “TA Agreement”), with Tele Atlas North America, Inc. (“Tele Atlas”). A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. Key elements of the amendments are summarized below.

Sprint Amendment

On September 20, 2010, the Company and Sprint entered into Amendment No. 3 to the Sprint Agreement (the “Sprint Amendment”). The terms of the Sprint Amendment are retroactively effective as of September 1, 2010. The Sprint Amendment extends the term of the Sprint Agreement from December 31, 2011 to December 31, 2012 and provides Sprint with the right to terminate the agreement without cause on or after June 30, 2012. Pursuant to the terms of the Sprint Amendment, the Company will continue to be Sprint’s preferred supplier of navigation applications until December 31, 2012. The Sprint Amendment provides that for bundled navigation services, Sprint will pay the Company a fixed annual fee, regardless of the number of subscribers (up to specified thresholds). As a result, the Company’s revenue recognition for the aggregate annual fees for the applicable bundled navigation revenue will be ratable over the months covered by the payments. In addition, the Sprint Amendment eliminates obligations the Company currently has to provide most favored pricing on specified products to Sprint. Sprint and the Company have also agreed to increase the Company’s portion of revenue sharing arrangements between them for mobile commerce and premium navigation services.

Sprint has agreed to expand the number of bundles in which the Company’s navigation services are offered and, as soon as practicable, all Sprint Navigation branded services will be transitioned to TeleNav branded navigation services. Pursuant to the Sprint Amendment, the preferred supplier status in effect under the existing Sprint Agreement will no longer require that the Company be the exclusive provider of Sprint Navigation but instead will require that Sprint use commercially reasonable efforts to feature the Company’s navigation services more prominently than other navigation applications on handsets and to pre-load certain of the Company’s products on handsets.

Tele Atlas Amendment

On September 17, 2010, the Company entered into Amendment #2 to the TA Agreement (the “TA Amendment”). The terms of the TA Amendment are retroactively effective as of August 1, 2010. The TA Amendment changes the fee structure for map and POI (point of interest) data the Company uses to provide its services for Sprint’s bundled offerings. The material impact of the TA Amendment is to align the manner in which the Company pays fees to Tele Atlas with the manner in which it receives revenue from Sprint. Pursuant to the TA Amendment, the Company will pay Tele Atlas a percentage of its fees collected from Sprint for basic navigation services and its gross advertising and mobile commerce revenue and a flat monthly fee per subscriber for premium navigation services. The Company has also agreed to pay Tele Atlas certain guaranteed minimum payments for such services. Previously the Company paid a specific fee per subscriber or a per transaction fee for its Sprint bundled offerings. The expiration of the license period for navigation services provided for Sprint’s bundled offerings has been changed from July 1, 2014 to the earlier of December 31, 2012 or date of termination of the Company’s agreement with Sprint with respect to those bundled services.

The foregoing summary of the Sprint Amendment and the TA Amendment are qualified in their entirety by reference to the full text of such agreements referenced as Exhibit 10.13.4 and Exhibit 10.15.2 hereto, respectively, and incorporated by reference herein.

The Company is making reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release and financial tables.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.13.4*	Amendment No. 3 to the Sprint Master Application and Services Agreement, dated as of January 30, 2009, as amended, by and between TeleNav, Inc. and Sprint United Management Company, effective as of September 1, 2010.

10.15.2*	Amendment #2 to the License Agreement, dated as of July 1, 2009, as amended, by and between TeleNav, Inc. and Tele Atlas North America, Inc., effective as of August 1, 2010

99.1	Press release of TeleNav, Inc. dated September 20, 2010

*	To be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: September 20, 2010	By:	/S/ DOUGLAS MILLER
	Name:	Douglas Miller
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.13.4*	Amendment No. 3 to the Sprint Master Application and Services Agreement, dated as of January 30, 2009, as amended, by and between TeleNav, Inc. and Sprint United Management Company, effective as of September 1, 2010.

10.15.2*	Amendment #2 to the License Agreement, dated as of July 1, 2009, as amended, by and between TeleNav, Inc. and Tele Atlas North America, Inc., effective as of August 1, 2010

99.1	Press release of TeleNav, Inc. dated September 20, 2010

*	To be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010.